Exhibit 99.1

Adagio Medical Adagio Medical Reports Third Quarter 2024 Results

LAGUNA HILLS, CA, November 14, 2024 – Adagio Medical Holdings, Inc. (Nasdaq: ADGM; the “Company” or “Adagio”), a leading innovator in catheter ablation technologies for treatment of cardiac arrhythmias, today announced, today provided business updates for third quarter ended September 30, 2024.

Recent Business Highlights:

•	Reported total company revenue of $185 thousand in the third quarter of 2024, compared to $41 thousand in the third quarter of 2023.

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In September 2024, secured CMS coverage (Category B) of the vCLAS™ ultra-low temperature cryoablation catheter as a part of FULCRUM-VT Pivotal IDE study for treatment of drug-resistant ventricular tachycardia (VT) in patients with structural heart disease.

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In October 2024, announced first procedures performed in the FULCRUM-VT pivotal study. The study will enroll 206 patients with both ischemic and non-ischemic disease at 20 US and Canadian centers. The results of the study will be used to support FDA premarket approval (PMA) for Adagio’s VT Cryoablation System for endocardial ablation of scar-mediated VT.

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In October 2024, at the 19th Annual International VT Symposium, presented the one-year follow-up data from the European Cryocure-VT study, demonstrating persistent reduction in VT burden and persistent reduction in use of anti-arrhythmic medication; investigators also reported low rates of Heart Failure- and VT-related hospitalizations.

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Continued the expansion of successful commercial vCLAS cases at a growing number of European centers for both de novo and repeat ablations across a broad range of patient indications. Two pre-recorded cases were presented by Professor Roland Tilz from University Clinic Schleswig-Holstein at the VT Symposium and the ISCAT Conference in Paris, France, highlighting effect of deep endocardial lesions on procedural outcomes.

•	As of July 2024, closed the business combination and PIPE financing; the Company’s common stock is listed on The Nasdaq Capital Market, ticker symbol ADGM.

•	Reported cash, cash equivalents, and short-term investments of $28.3 million as of September 30, 2024.

“I’m pleased with our continued progress during our first quarter as a public company. In the US, our primary focus today is driving enrollment in the FULCRUM-VT IDE study. With CMS coverage for both the procedure and catheter secured, we anticipate a swift ramp-up in the number of active centers and procedures. Based on our experience with both our Cryocure-VT and the Early Feasibility trial of FULCRUM-VT, once physicians appreciate the depth of endocardial lesions, the low complication rate, and the acute effectiveness of Adagio’s technology, it quickly becomes one of their preferred tools for ventricular ablations. We are encouraged by the cadence of vCLAS procedure growth among our targeted centers and physicians in Europe,” said Olav Bergheim, Chief Executive Officer of the Company. “Adagio’s ultra-low temperature cryoablation technology holds a strong promise to address multiple recognized challenges in ventricular ablations and to help fulfill the Company’s mission of improving the quality of life and long-term outcomes in patients with ventricular arrhythmias. With this in mind, I look forward to updating you on our clinical study and commercial progress in coming quarters.”

Third Quarter 2024 Financial Results

Revenue was $185 thousand for the third quarter of 2024, up 351% compared to $41 thousand for the third quarter of 2023. The increase over the prior year quarter was driven primarily by the introduction of vCLAS.

Gross margin was negative 209% for the third quarter of 2024, compared to negative 517% for the third quarter of 2023. The year-over-year change was primarily due to increased sales volume.

Operating expenses for the third quarter of 2024 were $10.2 million, compared to $8.9 million for the third quarter of 2023. The increase was mainly driven by increased transaction and public company expenses.

Net loss was $4.6 million for the third quarter of 2024 compared to a net loss of $10.8 million in the same period of the prior year. The decrease in net loss was primarily driven by the change in fair value of our convertible notes and warrant liabilities.

FULCRUM-VT (Feasibility of Ultra-Low Temperature Cryoablation in Recurring Monomorphic Ventricular Tachycardia, NCT05675865) is a prospective, multi-center, open-label, single-arm study, enrolling 206 patients with structural heart disease of both ischemic and non-ischemic cardiomyopathy, indicated for catheter ablation of drug refractory ventricular tachycardia (VT) in accordance with current treatment guidelines. The results of the study will be used to obtain FDA premarket approval (PMA) for Adagio’s VT Cryoablation System with the vCLAS™ cryoablation catheter with industry broadest indication for purely endocardial ablation of scar-mediated VT.

About Adagio Medical Holdings, Inc.

Adagio Medical Holdings, Inc. (Nasdaq: ADGM) is an early commercial stage medical device company located in Laguna Hills, California focusing on developing innovative cryoablation technologies that create contiguous, transmural lesions to treat cardiac arrhythmias, including paroxysmal and persistent atrial fibrillation, atrial flutter, and ventricular tachycardia.

Forward-Looking Statements

Certain statements in this press release (this “Press Release”) may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or future financial or operating performance of the Company. For example, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “propose,” “seek,” “should,” “strive,” “will,” or “would” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which may be beyond the control of the Company and could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. The Company cautions you that these statements are based on a combination of facts and factors currently known and projections of the future, which are inherently uncertain. There are risks and uncertainties described in the definitive proxy/final prospectus relating to the Business Combination, which was filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”), and described in other documents filed by the Company from time to time with the SEC. These filings may identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. The Company cannot assure you that the forward-looking statements in this communication will prove to be accurate.

Nothing in this Press Release should be regarded as a representation or warranty by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved, in any specified time frame, or at all. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made in this Press Release. Subsequent events and developments may cause those views to change. The Company does not undertake any duty to update these forward-looking statements.

Media Contact

Ilya Grigorov

Vice President, Global Marketing and Product Management of Adagio Medical, Inc.

igrigorov@adagiomedical.com

Investor Contact

IR@adagiomedical.com